                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


      Date of Report (Date of Earliest Event Reported)  January 2, 1996


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                       Commission file number: 0-5256


               GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                         58-1351398
        (State or Other Jurisdiction of          (I.R.S. Employer
        Incorporation or Organization)           Identification No.)



                          Two North Riverside Plaza
                           Chicago, Illinois 60606
                  (Address of Principal Executive Offices)


                               (312) 648-5656
            (Registrant's telephone number, including area code)


                               Not Applicable
 (Former name, former address and former fiscal year, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On January 2, 1996, Great American Management and Investment, Inc.'s subsidiary, Eagle Industries, Inc. ("Eagle"), sold the stock of Amerace Corporation ("Amerace"), to Thomas & Betts Corporation for cash proceeds of $200.9 million. Eagle expects to record a net loss of approximately $10 million in conjunction with the sale of Amerace. Amerace is a manufacturer of electrical products for the utility and industrial markets.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          Not applicable.

     (b)  Pro Forma Financial Statements

          It is not practicable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days of the due date of this Form 8-K or by March 18, 1996.

     (c)  Exhibits

        2.1 Stock Purchase Agreement between Eagle Industrial Products Corporation and Thomas & Betts Corporation dated November 1, 1995.

        2.2 Amendment No. 1 to Stock Purchase Agreement between Eagle Industrial Products Corporation and Thomas & Betts Corporation dated December 15, 1995.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GREAT AMERICAN MANAGEMENT AND
                                   INVESTMENT, INC.




                                   By:  /s/  Sam. A. Cottone
                                        --------------------

                                        Sam A. Cottone
                                        Senior Vice President, Chief
                                        Financial Officer & Treasurer




Dated:  January 16, 1996